                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
TAG-IT PACIFIC, INC.
Los Angeles, California

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 20, 1997, except for the
recapitalization described in Note 1, as to which the date is          , 1997
relating to the consolidated financial statements of Tag-It Pacific, Inc.

    We also consent to the reference to us under the caption 'Experts' in the Prospectus.

                                          BDO SEIDMAN, LLP

Los Angeles, California
October 21, 1997